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                                                                     Exhibit 4.1

 NUMBER
ETS XXXX

INCORPORATED UNDER THE LAWS                                        COMMON STOCK
 OF THE STATE OF DELAWARE                                         PAR VALUE $.01

                            [ENTERASYS NETWORKS LOGO]

THIS CERTIFICATE IS TRANSFERABLE                                  --------------
IN CANTON, MA, JERSEY CITY, N.J.                                      SHARES
        OR NEW YORK, NY
                                                                  --------------

                            ENTERASYS NETWORKS, INC.         CUSIP 293637  10  4

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

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THIS CERTIFIES THAT





IS THE OWNER OF
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Enterasys Networks, Inc. (herein called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned. This certificate and the shares represented hereby are issued and shall be held subject to the laws of the State of Delaware and to all provisions of the Certificate of Incorporation and By-Laws of the Corporation, as amended from time to time. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.


DATED:



COUNTERSIGNED AND REGISTERED

  EQUISERVE TRUST COMPANY, N.A.                        [GRAPHIC]

                TRANSFER AGENT
                 AND REGISTRAR



------------------------------                 ---------------------------------
AUTHORIZED SIGNATURE                           TREASURER



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                            ENTERASYS NETWORKS, INC.

The Corporation will furnish to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common            UNIF GIFT MIN ACT ....Custodian ......
TEN ENT - as tenants by the entireties                     (Cust)        (Minor)
JT TEN  - as joint tenants with right           under Uniform Gifts to Minor Act
          of survivorship and not as
          tenants in common.                   .................................
                                                           (State)

         Additional abbreviations may also be used though not in the above list.


For value received ....................... hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
______________________________________


______________________________________ .........................................

.................................................................................
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

.................................................................................

.................................................................................

.......................................................................... Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint .............................................

.................................................................................
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.


Dated, ........................

                                ................................................
                                NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.


Signature(s) Guaranteed: _______________________________________________________
                         THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15.

This certificate also evidences and entitles the holder to Rights set forth in a Rights Agreement between the issuer and EquiServe Trust Company, N.A., as Rights Agent (the "Rights Agent"), dated as of May 28, 2002 (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal offices of both the issuer and the Rights Agent. The Rights Agent will mail to the registered holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge upon written request. Under certain circumstances set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by any Person who is, was or becomes, or acquires shares from, an Acquiring Person or any Affiliate of an Acquiring Person (as each such term is defined in the Rights Agreement and generally relating to the ownership or purchase of large shareholdings), whether currently held by or on behalf of such Person or Affiliate or by certain subsequent holders, may become null and void.

Until the Distribution Date or the earlier redemption, expiration or termination of the Rights, the Rights associated with the Common Stock shall be evidenced by the Common Stock certificates alone and the registered holders of Common Stock shall also be registered holders of the associated Rights, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.